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                                                                  EXHIBIT 10.177

                              EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this "Agreement"), dated as of December 1, 1998, between Capital Gaming International, Inc. a New Jersey corporation (the "Company"), and Michael W. Barozzi, an individual residing at 8223 Turtle Creek Circle, Las Vegas, Nevada 89113 (the "Employee").

WHEREAS, the Employee is presently employed by the Company pursuant to that certain Employment Agreement dated June 1, 1997, and any amendments thereto, between the Company and the Employee (the "Prior Agreement"); and

WHEREAS, the Company and the Employee desire to terminate the Prior Agreement and substitute this Agreement in its place: and

WHEREAS, as consideration, in part, for the Company entering into this Agreement, the Employee has agreed to release and cause the release of the Company and its affiliates from any and all obligations arising under the Prior Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Employee hereby agree that the Prior Agreement shall be, and it hereby is, terminated and this Agreement is entered into effective as of December 1, 1998 to read in its entirety as follows:

     1. Release of the Prior Agreement. Employee, on behalf of himself and his heirs, assigns, legal representatives, and agents, hereby fully and forever releases, discharges, disclaims and renounces any and all claims, demands, actions, causes of action and/or suits in law or equity now or hereafter existing, whether known or unknown, relating to or arising from the Prior Agreement, against the Company and its directors, officers, shareholders, agents, employees, successors, assigns and legal representatives. Employee hereby represents and warrants that he has not assigned or otherwise transferred any claim, demand, action or cause of action released hereby. Employee acknowledges that he has had the benefit of counsel of its own choice and has been afforded an opportunity to review this Agreement with chosen counsel.

     2. Employment. The Company agrees to continue the Employee in its employ, and the Employee agrees to remain in the employ of the Company, for the period set forth in Paragraph 3, in the position and with the duties and responsibilities set forth in Paragraph 4, and upon the other terms and conditions herein provided.

     3. Term. The term of this Agreement (the "Employment Term" shall be one-year, commencing on the date hereof, and shall be automatically renewed on each day following the date hereof so that on any given day the unexpired portion of the Employment Term shall be one

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year. The Employment Term shall continue to be renewed each day unless and until written notice is given by either party to the other party, at which time the employment term shall expire one year from the date such written notice is received by the other party. Notwithstanding the foregoing, the Employee's employment hereunder may be terminated earlier in accordance with the provisions of Paragraph 6.

     4. Position and Duties.

     (a) During the Employment Term, the Employee shall serve as President and Chief Operating Officer of the Company, reporting directly to the Chairman and Board of Directors of the Company. In such capacity, the Employee shall perform the duties of President and Chief Operating Officer, as set forth in the Company's Bylaws, as they may be amended from time to time, and shall have such other duties, functions, responsibilities, and authority commensurate with such office as are from time to time delegated to the Employee by the Chairman or the Board of Directors of the Company, provided that such duties, functions, responsibilities, and authority are reasonable and customary for a person serving as President and Chief Operating Officer of an enterprise comparable to the Company.

     (b) During the Employment Term, the Employee shall devote his full time, skill, and attention and his best efforts during normal business hours to the business and affairs of the Company and its subsidiaries and affiliates to the extent necessary to discharge faithfully and efficiently the duties and responsibilities delegated and assigned to the Employee herein or pursuant hereto, except for usual, ordinary, and customary periods of vacation and absence due to illness or other disability. It is understood that the Employee's employment during the Employment Term shall be on an exclusive basis, except that the Employee may, subject to the provisions of Paragraphs 9, 10 and 11 hereof, undertake, or continue to conduct, other business, civic or charitable activities during the Employment Term if such activities do not materially interfere, directly or indirectly, with the duties of the Employee hereunder, and do not compete with any business of the Company; provided, however, that no additional outside business activities shall be undertaken without the prior written consent of the Board of Directors.

     5. Compensation and Related Matters.

     (a) Base Salary. During the Employment Term, the Company shall pay to the Employee for his services hereunder a base salary ("Base Salary") at the rate of not less than $275,000 per year, payable in installments in accordance with the general payroll practices of the Company in effect at the time such payment is made with respect to other senior executives of the Company, but in no event less frequently than monthly, or as otherwise mutually agreed upon. The Employee's Base Salary shall be subject to such increases (but not decreases) as may be determined from time to time by the Board of Directors of the Company in its sole discretion.

     (b) Bonuses. In addition to Base Salary, the Employee shall be entitled to receive during the Employment Term such bonuses or other discretionary compensation payments, if

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any, as the Chairman of the Board of the Board of Directors of the Company may
determine to award him from time to time. Any such bonuses or other discretionary compensation payments shall be payable to the Employee in the manner specified by the Chairman of the Board of the Board of Directors at the time any such bonus or other payment is awarded.

     (c) Employee Benefits. During the Employment Term, the Employee shall be entitled to participate in all employee benefit plans, programs, and arrangements (including, without limitation, any pension, profit sharing, savings, retirement, incentive compensation, bonus, stock option, stock purchase, life insurance, medical, dental, accident, and disability plans, programs, and arrangements) provided by the Company from time to time to its senior executives generally, subject to and on a basis consistent with the terms, conditions, and overall administration (including eligibility and vesting requirements) of such plans, programs, and arrangements; provided, however, that nothing contained in this Agreement shall require the Company at any time to institute any, or any particular, employee benefit plan, program, or arrangement. In the event of a conflict between the terms of any such plan, program or arrangement and the terms of this Agreement, the terms of such plan, program, or arrangement shall be controlling. Any disputes with respect to any such plan, program, or arrangement shall be resolved in the manner specified in such plan, program, or arrangement, if the same contains a provision governing resolution of disputes. The Company reserves the right to modify, amend, or terminate any such plan, program, or arrangement at any time in such manner as it shall determine.

     (d) Withholding. All compensation shall be subject to normal required tax withholdings.

     (e) Expenses for Professional Memberships. During the Employment Term, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in accordance with standard business practices of accounting and receipts, for the cost of all professional association memberships and/or seminars reasonably attendant thereto.

     (f) Other Expenses. During the Employment Term, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in performing his duties and responsibilities hereunder, in accordance with the policies, practices, and procedures of the Company from time to time in effect.

     (g) Fringe Benefits. During the Employment Term, the Employee shall be entitled to the fringe benefits customarily provided by the Company to its other senior executives, in accordance with the policies, practices, and procedures of the Company from time to time in effect.

     (h) Vacations. During the Employment Term, the Employee shall be entitled to reasonable periods of vacation, not to exceed four (4) weeks in each year, with pay, and

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reasonable periods of sick leave with pay, commensurate with the Employee's position. The Employee shall also be entitled to all paid holidays given by the Company to its senior executives. The Employee agrees to utilize his vacation at such time or times as are (i) consistent with the proper performance of his duties and responsibilities hereunder and (ii) mutually convenient for the Company and the Employee.

     6. Termination of Employment.

     (a) Death. The Employee's employment hereunder shall terminate automatically upon his death.

     (b) Complete Disability. The Company shall have the right to terminate Employee's employment under this Agreement prior to the expiration of the Employment Term upon the Complete Disability of the Employee as hereinafter defined. The term "Complete Disability" as used in this Subparagraph shall mean
(i) the total inability of Employee, despite any reasonable accommodation required by law, due to bodily injury or disease or any other physical or mental incapacity, to perform the services provided for hereunder for a period of 120 days in the aggregate, within a period of 180 consecutive days during the term of this Agreement, in addition to any statutorily required leave of absence, and
(ii) where such inability will, in the opinion of a qualified physician, be permanent and continuous during the remainder of Employee's life. If the Company determines in good faith that the Complete Disability of the Employee has occurred during the Employment Term, the Company may notify the Employee of the Company's intention to terminate the Employee's employment hereunder for such Complete Disability. In such event, the Employee's employment hereunder shall terminate effective on the 30th day following the date such Notice of Termination (as defined below) is given to the Employee (the "Disability Effective Date").

     (c) Termination by Company. The Company may terminate the Employee's employment hereunder for Cause (as defined below) or without Cause.

         (i) For purposes of this Agreement, "Cause" shall mean any of the following:

               (A) conduct by the Employee that, in the good faith opinion of the Board of Directors of the Company, is materially detrimental to the Company or reflects unfavorably on the Company or the Employee to such an extent that the Company's best interests reasonably require the Employee's discharge;

               (B) conduct by the Employee that constitutes fraud, dishonesty, or a criminal act with respect to the Company;

               (C) embezzlement of funds or misappropriation of other property by the Employee from the Company;

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               (D) conviction of the Employee of a felony or of any other crime involving fraud, dishonesty, or moral turpitude;

               (E) the willful and continued failure by the Employee to substantially perform his duties hereunder (other than any such failure resulting from illness of or injury to the Employee or the Employee's physical or mental incapacity which do not rise to the level of a "Complete Disability"), after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Employee has not substantially performed his duties and Employee fails to perform his duties within thirty (30) days after receiving such demand;

               (F) failure of the Employee to obtain or retain for any reason, any permit, license or approval which shall be required by any regulatory agency or entity with jurisdiction over any portion of the Company's business or any other business of a subsidiary of the Company within thirty (30) days (or if the Company in good faith determines that such 30 day period is not feasible, within 120 days) after the applicable deadline for obtaining or retaining such permit, license or approval; or

               (G) any other material breach by the Employee of any of the provisions of this Agreement.

          (ii) Any such termination shall be effective upon the Company's giving a Notice of Termination (as defined below).

     (d) Termination by Employee. The Employee may terminate his employment hereunder at any time during the Employment Term for any reason.

     (e) Termination by Employee for Good Reason. The Employee may terminate his employment hereunder for Good Reason (as defined below) at any time during the Employment Term following a Change in Control (as defined below).

          (i) For purposes of this Agreement, "Good Reason" shall mean any of the following (without the Employee's express written consent):

               (A) (1) the assignment to the Employee by the Company of any significant duties materially inconsistent with the Employee's positions, duties, responsibilities, or status with the Company as in effect immediately prior to a Change in Control (as defined below),
          (2) any action by the Company following a Change in Control that results in a substantial diminution in such positions, duties, responsibilities, or status, (3) any change in the Employee's reporting responsibilities, titles, or offices with the Company as in effect immediately prior

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          to a Change in Control, or (4) any removal of the Employee from or any failure to reelect the Employee to any of such positions, except, in any such case, (a) in connection with the termination of the Employee's employment hereunder by the Company for Disability or Cause or by the Employee other than for good reason, or (b) for an isolated, insubstantial, and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;

               (B) (1) a reduction by the Company of the Employee's Base Salary as in effect on the date hereof or as increased from time to time during the Employment Term or (2) a failure by the Company to increase (within 12 months of the Employee's last increase in Base Salary) the Employee's Base Salary after a Change in Control in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all senior executives of the Company effected in the preceding twelve (12) months;

               (C) (1) any failure by the Company to continue in effect any benefit plan, program, or arrangement (including, without limitation, the Company's life, business travel, disability, medical, dental and hospitalization insurance plans) in which the Employee is participating at the time of a Change in Control, or a plan, program, or arrangement providing the Employee with substantially equivalent benefits thereunder (collectively, "Benefit Plans"), (2) any action by the Company that materially and adversely affects the Employee's participation in or materially reduces the Employee's benefits under any such Benefit Plan, or (3) any action by the Company that deprives the Employee of any material fringe benefit enjoyed by the Employee at the time of a Change in Control;

               (D) any material failure by the Company to comply with any material provision of this Agreement, other than an isolated, insubstantial, and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice-thereof given by the Employee.

               (E) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company; or

               (F) any purported termination of the Employee's employment hereunder otherwise than as expressly permitted by this Agreement, and for purposes of this Agreement, no such purported termination shall be effective.

          (ii) For purposes of this Agreement, a "Change in Control" shall mean:

               (A) the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934,

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          as amended (the "Exchange Act")) (a "Person") of beneficial ownership
          (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control:
          (1) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a reorganization, merger, or consolidation, if, following such reorganization, merger, or consolidation, the conditions described in clauses (1), (2) and (3) of subparagraph (C) of this Paragraph 6 (e)(ii) are satisfied; or

               (B) individuals who, as of the date of this Agreement, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
          Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

               (C) approval by the shareholders of the Company of a reorganization, merger, or consolidation, in each case, unless, following such reorganization, merger, or consolidation, (1) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no

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          Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, or consolidation, and any Person beneficially owning, immediately prior to such reorganization, merger, or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (3) a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, or consolidation; or

               (D) approval by the shareholders of the Company of (1) a complete liquidation or dissolution of the Company or (2) the sale or other disposition of all or substantially all the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (a) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (c) a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors of the Company providing for such sale or other disposition of assets of the Company.

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     (f) Notice of Termination. Any termination of the Employee's employment hereunder by the Company or by the Employee (other than a termination pursuant to Paragraph 6(a)) shall be communicated by a Notice of Termination (as defined below) to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) in the case of a termination for Disability, Cause or Good Reason, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated, and (iii) specifies the Date of Termination (as defined in Paragraph 6(g) below). The failure by the Company or the Employee to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Disability, Cause or Good Reason shall not waive any right of the Company or the Employee hereunder or preclude the Company or the Employee from asserting such fact or circumstance in enforcing the Company's or the Employee's rights hereunder.

     (g) Date of Termination. For purposes of this Agreement, "Date of Termination" shall mean the effective date of termination of the Employee's employment hereunder, which date shall be (i) if the Employee's employment is terminated by his death, the date of his death, (ii) if the Employee's employment is terminated because of his Disability, the Disability Effective Date, (iii) if the Employee's employment is terminated by the Company for Cause or by the Employee for Good Reason, the date provided for in the Notice of Termination, which date shall in no event be earlier than the date such notice is given.

     (h) Resignation. In the event of termination of the Employee's employment hereunder (for any reason other than the death of the Employee), the Employee agrees that if at such time he is a director or officer of the Company or any of its subsidiaries, he will promptly deliver to the Company his written resignation from all such positions, such resignation to be effective as of the Date of Termination.

     7. Obligations of Company Upon Termination of Employment.

     (a) Death. If the Employee's employment hereunder is terminated by reason of the Employee's death, the Company shall pay to the Employee's estate, in a lump sum in cash within thirty (30) days after the Date of Termination, the Employee's Base Salary through the Date of Termination at the rate in effect hereunder at the time of the Employee's death, to the extent not theretofore paid.

     (b) Complete Disability. If the Employee's employment hereunder is terminated by reason of the Employee's Complete Disability, the Company shall pay to the Employee, in a lump sum in cash within thirty (30) days after the Date of Termination, the Employee's Base Salary through the Date of Termination at the rate in effect hereunder as of the date of the Notice of Termination, to the extent not theretofore paid.

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     (c) Termination for Cause. If the Employee's employment hereunder is terminated for Cause, the Company shall pay to the Employee, in a lump sum in cash within 30 days after the Date of Termination, the Employee's Base Salary through the Date of Termination at the rate in effect hereunder as of the date of the Notice of Termination, to the extent not theretofore paid, and, thereafter, the Company shall have no further obligations to the Employee under this Agreement, except as provided in Paragraph 14(c).

     (d) Termination by Employee Other Than for Good Reason. If the Employee's employment hereunder is terminated by the Employee other than for Good Reason, the Company shall pay to the Employee, in a lump sum in cash within thirty (30) days after the Date of Termination, the Employee's Base Salary through the Date of Termination, to the extent not theretofore paid.

     (e) Termination by Company Other Than for Cause or Termination by
Employee for Good Reason. If the Employee's employment hereunder (A) is terminated by the Company other than (1) for Cause, (2) for Disability, or (3) pursuant to the provisions of Paragraph 3 or (B) is terminated by the Employee for Good Reason, then, in either case, the Company shall pay to the Employee, in a lump sum in cash within thirty (30) days after the Date of Termination (except for the amounts provided for in clause (ii) below, which shall be payable in installments as therein provided), the aggregate of the following amounts:

          (i) the Employee's Base Salary through the Date of Termination, at the rate in effect hereunder at the time the Notice of Termination is given, to the extent not theretofore paid; and

          (ii) in lieu of any further Base Salary payments to the Employee for periods subsequent to the Date of Termination, as severance pay, an amount equal to the Employee's annual Base Salary at the rate in effect hereunder at the time the Notice of Termination is given, for one year commencing on the Date of Termination (the "Severance Package"), such payment to be made in substantially equal semi-monthly installments on the fifteenth and last days of each month commencing with the month in which the Date of Termination occurs and continuing for twenty-four consecutive semi-monthly payment dates (including the first such date as aforesaid); provided, however, that such severance payment shall be reduced by the present value (determined as provided in Section 280G(d)(4) of the Internal Revenue Code of 1986, as amended) of any other amount of severance relating to salary or bonus continuation to be received by the Employee upon termination of his employment under any severance plan, program, or arrangement of the Company;

     (f) Sole Remedy. The right to receive the payments and other benefits provided for under this Paragraph 7 shall be the Employee's sole and exclusive remedy for the termination of his employment hereunder and shall be in lieu of any claim that he might otherwise have against the Company arising from such termination.

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     8. Compliance With Other Agreements.

     (a) The Company represents and warrants to the Employee that the execution, delivery, and performance by the Company of this agreement have been duly authorized by all necessary corporate action of the Company and do not and will not conflict with or result in a violation of any provision of, or constitute a default under, any contract, agreement, instrument, or obligation to which the Company is a party or by which it is bound.

     (b) The Employee represents and warrants to the Company that the execution, delivery, and performance by the Employee of this Agreement do not and will not conflict with or result in a violation of any provision of, or constitute a default under, any contract, agreement instrument, or obligation to which the Employee is a party or by which he is bound. In addition, the Employee represents to the Company that he has read and is familiar with the Company's statement of corporate policies and procedures, and the Employee agrees to abide by and carry out during the Employment Term all such policies and procedures that are applicable to his employment by the Company, as they may be modified or amended from time to time.

     9. Noncompetition and Related Matters.

     (a) The Employee acknowledges that during the Employment Term the Company has agreed to provide to him, and he shall receive from the Company, special training and knowledge. The Employee acknowledges that included in the special knowledge received is the confidential information identified in Paragraph 10. The Employee acknowledges that this confidential information is valuable to the Company and, therefore, its protection and maintenance constitutes a legitimate interest to be protected by the Company by the enforcement of this covenant not to compete. Therefore, the Employee agrees that, during the Employment Term and for a period commencing upon the termination of the Employee's employment hereunder and ending eighteen months after such termination, unless otherwise extended pursuant to the terms of this Paragraph 9, the Employee will not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business or activity that is engaged in a business relationship of any nature whatsoever with the Mazatzal Casino, the Wildhorse Gaming Resort, the Pueblo of Laguana Casino, or any gaming facility hereafter developed and/or managed by the Company or its subsidiaries for the Rhode Island Project Indian Tribe or any other tribal or non-tribal owner during the Employment Term (collectively, the "Capital Customers"). The Employee represents to the Company that the enforcement of the restriction contained in this Paragraph 9(a) would not be unduly burdensome to the Employee and that in order to induce the Company to employ the Employee the Employee further represents and acknowledges that the Employee is willing and able to compete in other geographical areas not prohibited by this Paragraph 9(a).

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     (b) The Employee agrees that a breach or violation of this covenant not to compete by the Employee shall entitle the Company, as a matter of right, to an injunction issued by any court of competent jurisdiction, restraining any further or continued breach or violation of this covenant. Such right to an injunction shall be cumulative and in addition to, and not in lieu of, any other remedies to which the Company may show itself justly entitled. Further, during any period in which the Employee is in breach of this covenant not to compete, the time period of this covenant shall be extended for an amount of time that the Employee is in breach hereof.

     (c) In addition to the restrictions set forth in Paragraph 9(a), the Employee shall not, for a period commencing upon the termination of the Employee's employment hereunder and ending eighteen months after such termination, unless otherwise extended pursuant to the terms of this Paragraph 9, either directly or indirectly, (i) make known to any person or entity the names and addresses of any of the Capital Customers of the Company or contacts of the Company within the industry or any other information pertaining to such customers or contacts, (ii) call on, solicit, or take away, or attempt to call on, solicit, or take away, any of the Capital Customers of the Company on whom the Employee called or with whom the Employee became acquainted during the Employee's association with the Company, whether for the Employee or for any other person or entity, or (iii) recruit or hire or attempt to recruit or hire, directly or by assisting others, any other employee of the Company or any of its affiliates.

     (d) The representations and covenants contained in this Paragraph 9 on the part of the Employee will be construed as ancillary to and independent of any other provision of this Agreement, and the existence of any claim or cause of action of the Employee against the Company or any officer, director, or shareholder of the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants of the Employee contained in this Paragraph 9. In addition, the provisions of this Paragraph 9 shall continue to be binding upon the Employee in accordance with their terms, notwithstanding the termination of the Employee's employment hereunder for any reason.

     (e) If the Employee violates any covenant contained in this Paragraph 9 and the Company brings legal action for injunctive or other relief, the Company shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full period of any such covenant. Accordingly, the covenants of the Employee contained in this Paragraph 9 shall be deemed to have durations as specified above, which periods shall commence upon the later of (i) the termination of the Employee's employment hereunder and (ii) the date of entry by a court of competent jurisdiction of a final judgment enforcing the covenants of the Employee in this Paragraph 9.

     (f) The parties to this Agreement agree that the limitations contained in this Paragraph 9 with respect to time, geographical area, and scope of activity are reasonable. However, if any court shall determine that the time, geographical area, or scope of activity of any restriction contained in this Paragraph 9 is unenforceable, it is the intention of the parties that such restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.

     (g) Nothing contained in this Paragraph 9 shall be construed to prohibit the Employee from investing in stock or other securities listed on a national securities exchange or actively traded in the over-the-counter market of any corporation or other entity engaged in a business or activity competitive with the business of the Company or any of its subsidiaries, provided that the Employee and the members of his immediate family shall not, directly or indirectly, hold more than a total of one percent (1%) of all such shares of stock or other securities issued and outstanding, and provided further that the Employee shall not perform any services on behalf of, or in the operation of the affairs of, such corporation or other entity.

     (h) The restrictions contained in Paragraph 9(a) shall not apply with respect to any period or periods following the Employment Term if the Employee's employment hereunder is terminated by the Company upon a Complete Disability of the Employee.

     10. Confidentiality. The Employee recognizes and acknowledges that the Company's trade secrets and other confidential or proprietary information, as they may exist from time to time, are valuable, special, and unique assets of the Company's business, access to and knowledge of which are essential to the performance of the Employee's duties hereunder. The Employee confirms that all such trade secrets and other information constitute the exclusive property of the Company. During the Employment Term and for a period of two years following the termination of the Employment Term/thereafter without limitation of time, the Employee shall hold in strict confidence and shall not, directly or indirectly, disclose or reveal to any person, or use for his own personal benefit or for the benefit of anyone else, any trade secrets, confidential dealings, or other confidential or proprietary information of any kind, nature, or description (whether or not acquired, learned, obtained, or developed by the Employee alone or in conjunction with others) belonging to or concerning the Company or any of its subsidiaries, or any of their customers or clients or others with whom they now or hereafter have a business relationship, except (i) with the prior written consent of the Company duly authorized by its Board of Directors, (ii) in the course of the proper performance of the Employee's duties hereunder, (iii) for information (x) that becomes generally available to the public other than as a result of unauthorized disclosure by the Employee or his affiliates or (y) that becomes available to the Employee subsequent to the termination of his employment hereunder and on a nonconfidential basis from a source other than the Company or its subsidiaries who is not bound by a duty of confidentiality, or other contractual, legal, or fiduciary obligation, to the Company or such customers, clients, or others having a business relationship, or
(iv) as required by applicable law or legal process. The provisions of this Paragraph 10 shall continue in effect notwithstanding termination of the Employee's employment hereunder for any reason.

     11. Business Records. Given the secretive and competitive environment in which the Company does business and the fiduciary relationship that the Employee will have with the Company hereunder, the Employee agrees to promptly deliver to the Company, upon termination of his employment hereunder, or at any other time when the Company so requests, all memoranda, notes, records, drawings, manuals, and other documents (and all copies thereof and therefrom) in any way relating to the business or affairs of the Company or any of its subsidiaries or any of their clients, whether made or compiled by the Employee or furnished to him by the Company or any of its employees, customers, clients, consultants, or agents, which the Employee may then possess or have under his control. The Employee confirms that all such memoranda, notes, records, drawings, manuals, and other documents (and all copies thereof and therefrom) constitute the exclusive property of the Company. The obligation of confidentiality set forth in Paragraph 10 shall continue notwithstanding the Employee's delivery of any such documents to the Company. Notwithstanding the foregoing provisions of this Paragraph 11 or any other provision of this Agreement, the Employee shall be entitled to retain any written materials received by the Employee in the capacity as a shareholder of the Company or the Company's affiliates. The provisions of this Paragraph 11 shall continue in effect notwithstanding termination of the Employee's employment hereunder for any reason.

     12. Indemnify.

     (a) Subject only to the exclusions set forth in Paragraph 12(b) below and the restrictions set forth in the New Jersey Business Corporation Act, and in addition to any rights of Employee under the By-Laws of the Company, or any applicable state law, the Company hereby further agrees to hold harmless and indemnify Employee:

     (i) Against any and all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably occurred by Employee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company, its subsidiaries and/or affiliates) to which Employee is, was, or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Employee is, was, or at any time becomes, a director, officer, employee, consultant, or agent of the Company (its subsidiaries and/or affiliates), or is, or was, serving, or at any time serves, at the request of the Company, as a director, officer, employee, consultant, partner, trustee or agent (regardless of his title) of another corporation, partnership, joint venture, trust or other enterprise; and

     (ii) Otherwise to the fullest extent as may be provided to Employee by the Company under the provisions of the By-Laws of the Company and the New Jersey Business Corporation Act; and

     (iii) From any and all income and excise taxes (and interest and penalties relating thereto) imposed on Employee with reference to any payment under this Paragraph 12 (including, without limitation, payments in indemnity for such taxes).

     (b) Notwithstanding the foregoing, no indemnity pursuant to this Paragraph 12 shall be paid by the Company:

          (i) except to the extent the aggregate of losses to be indemnified thereunder exceed the sum of Five Hundred ($500) Dollars, plus the amount of such losses for which the Employee has already been indemnified, either pursuant to any Insurance Policies which may be purchased and maintained by the Company.

          (ii) in respect to remuneration paid to Employee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

          (iii) on account of any suit in which judgment is rendered against Employee for an accounting of profits made from the purchase or sale by Employee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, and amendments thereto, or similar provisions of any Federal, state or local statutory law;

          (iv) on account of actions or omissions by the Employee which are finally adjudicated to have been material to the cause of action adjudicated and (A) were in breach of his duty of loyalty to the Company or its shareholders, (B) were not in good faith or involved a knowing violation of law or (C) resulted in receipt by Employee of an improper personal benefit; or

          (v) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification to Employee is not lawful.

     (c) All agreements and obligations of the Company contained herein shall continue during the period Employee is a director, officer, employee, consultant or agent of the Company (or is, or was, serving at the request of the Company as a director, officer, employee, partner, consultant, or agent of another corporation, partnership, joint venture, trust or other enterprise), and shall continue thereafter-so long as Employee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Employee was an officer or director of the Company, or serving in any other capacity referred to herein.

     (d) The Company shall not be liable to indemnify Employee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Employee without Employee's written consent. Neither the Company nor Employee will unreasonably withhold consent to any proposed settlement.

     (e) The Company will pay all expenses immediately upon the presentment of bills for such expenses. Employee agrees that Employee will reimburse the Company for all reasonable expenses paid by the Company in defending any civil or criminal action, suit or proceeding against Employee in the event, and only to the extent, that it shall be ultimately determined that Employee is not entitled to be indemnified by the Company for such expenses under the provisions of the applicable state statute, the By-Laws, this Agreement, or otherwise. This agreement shall not affect any rights of Employee against the Company, any insurer, or any other person to seek indemnification or contribution.

     (f) If the Company fails to pay any expenses (including, without limiting the generality of the foregoing, legal fees and expenses incurred in defending any action, suit or proceeding), Employee shall be entitled to institute suit against the Company to compel such payment, and the Company shall pay Employee all costs and legal fees incurred in enforcing such right to prompt payment.

     (g) Neither the failure of the Company, its Board of Directors, independent legal counsel, nor its stockholders, to have made a determination that indemnification of the Employee is proper in the circumstances because he has met the applicable standard of conduct set forth in the New Jersey Business Corporation Act, nor an actual determination by the Company, its Board of Directors, independent legal counsel, or its shareholders, that the Employee has not met such applicable standard of conduct shall be a defense to any action on the part of Employee to recover indemnification under this Agreement, or create a presumption that Employee has not met the applicable standard of conduct.

     13. Mitigation. In the event of and following the termination of the Employee's employment hereunder, the Employee shall be required to endeavor to mitigate in accordance with applicable law his damages and the payments provided for under this Agreement by seeking employment elsewhere or becoming self-employed, but shall not be required to accept (i) a position for which he is not suited or that would derogate from his standing in the position he held with the Company or (ii) a position in a location, other than that of his principal residence or its environs, that is not convenient for him or (iii) a position that would constitute a violation by him of the provisions of Paragraph
9. To the extent that the Employee shall receive compensation, benefits, and service credit for benefits from other employment secured pursuant to the provisions of the immediately preceding sentence, the payments to be made and the benefits and service credit for benefits to be provided by the Company hereunder shall be correspondingly reduced. Such reduction shall, in the event of any question or disagreement, be determined jointly by the firm of certified public accountants regularly employed by the Company and a firm of certified public accountants selected by the Employee, in each case upon the advice of actuaries to the extent the certified public accountants consider necessary, and, in the event such accountants are unable to agree on a resolution of the matter, such reduction shall be determined by an independent firm of certified public accountants selected jointly by both firms of accountants. The fees and expenses of the Company's accountants shall be borne by the Company, the fees and expenses of the Employee's accountants shall be borne by the Employee, and the fees and expenses of any actuaries or third firm of accountants shall be borne equally by the Company and the Employee.

     14. Miscellaneous.

     (a) Set Off. The Employee hereby grants to the Company the right to set off against, and authorizes the Company to deduct from, any payments to the Employee, or to his heirs, legal representatives, or successors, provided for in this Agreement, any amounts which may be due and owing by the Employee to the Company, whether arising hereunder or otherwise.

     (b) Jurisdiction and Venue. In respect of any action or proceeding arising out of or relating to this Agreement, each of the parties hereto consents to the jurisdiction and venue of any federal or state court located within Maricopa County, Arizona, waives personal service of any and all process upon it or him, consents that all such service of process may be made by first class registered or certified mail, postage prepaid, return receipt requested, directed to it or him at the address specified in Subparagraph (d) of this Paragraph 14, agrees that service so made shall be deemed to be completed upon actual receipt thereof, and waives any objection to jurisdiction or venue of, and waives any motion to transfer venue from, any of the aforesaid courts.

     (c) Survival. Neither the expiration or the termination of the term of the Employee's employment hereunder shall impair the rights or obligations of either party hereto which shall have accrued hereunder prior to such expiration or termination. The provisions of Paragraphs 9, 10, 11 and 12, and the rights and obligations of the parties thereunder, shall survive the expiration or termination of the term of the Employee's employment hereunder.

     (d) Notices. All notices and other communications required or permitted to be given hereunder by either party hereto shall be in writing and shall be given by hand delivery or by first class registered or certified United States mail, postage prepaid, return receipt requested, to the party for which intended at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

         If to the Company, at:

                  2701 E. Camelback Road, Suite 484
                  Phoenix, Arizona 85016

                  Attention: William S. Papazian, Executive Vice President
                             and General Counsel

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
         with a copy to:

                  Charles Brewer, Chairman
                  Southmark Corporation
                  2711 LBJ Freeway, Suite 950
                  Dallas, Texas 75234

         If to the Employee, at:

                  8223 Turtle Creek Circle
                  Las Vegas, Nevada 89113

         with a copy to:

All such notices and other communications shall be effective only upon receipt by the addressee.

     (e) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, including the Prior Agreement, between the parties with respect to such subject matter.

     (f) Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns; provided, however, that the duties and responsibilities of the Employee hereunder may not be assumed by, or delegated to, any other person. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

     (g) Amendment. This Agreement may not be modified or amended in any respect except by an instrument in writing signed by the party against whom such modification or amendment is sought to be enforced.

     (h) Waiver. Any term or condition of this Agreement may be waived at any time by the party hereto which is entitled to have the benefit thereof, but such waiver shall only be effective if evidenced by a writing signed by such party, and a waiver on one occasion shall not be deemed to be a waiver of the same or any other type of breach on a future occasion. No failure or delay by a party hereto in exercising any right or power hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right or power.

     (i) Authority. No person, other than pursuant to a resolution of the Board of Directors of the Company or a committee thereof, shall have authority on behalf of the Company to agree to modify, amend, or waive any provision of this Agreement or anything in reference thereto.

     (j) Severability. If any provision of this Agreement is held to be unenforceable, (a) this Agreement shall be considered divisible, (b) such provision shall be deemed inoperative to the extent it is deemed unenforceable, and (c) in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

     (k) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona, without regard to the principles of conflicts of laws thereof.

     (1) Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.

     (m) References. All references in this Agreement to Paragraphs, subparagraphs, and other subdivisions refer to the Paragraphs, subparagraphs, and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement", "herein", "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words "include", "includes," and "including" are used in this Agreement, such words shall be deemed to be followed by the words "without limitation." Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Wherever any terms of the masculine gender are used in reference to the Employee in this Agreement, such terms shall be deemed changed to the corresponding terms of the feminine gender if the Employee is a female.

     (n) Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

     (o) Drafter. The parties further acknowledge that they have, through their respective counsel, participated in the preparation of this Agreement, and it is understood that no provision of this Agreement shall be construed against any of the parties or their attorneys in the preparation and execution of this Agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and the Employee has executed this Agreement, as of the date first set forth above.

                                    CAPITAL GAMING INTERNATIONAL, INC.

                                    By: /s/   Charles B. Brewer
                                       -----------------------------------------
                                        Name: Charles B. Brewer
                                        Title: Chairman

                                    EMPLOYEE

                                    /s/  Michael W. Barozzi
                                    --------------------------------------------
                                         Michael W. Barozzi